Exhibit 10.6

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMEDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of March 30, 2015, is entered into by and among:

(1) HIE RETAIL, LLC, a Hawaii limited liability company (the “Borrower”);

(2) BANK OF HAWAII, AMERICAN SAVINGS BANK, F.S.B., and CENTRAL PACIFIC BANK, (collectively, the “Lenders”); and

(3) BANK OF HAWAII, as administrative agent and as collateral agent for the Lenders (“Agent”).

RECITALS

A. The Borrower, Lenders and Agent entered into a Credit Agreement dated as of November 14, 2013 (the “Credit Agreement”).

B. The parties have agreed to clarify and amend the Credit Agreement as provided herein.

C. Capitalized terms not specifically defined in this Amendment shall have the same meanings as set forth in the Credit Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

1. Section 1.01 of the Credit Agreement is hereby amended by adding a new definition in the appropriate alphabetical order to read as follows:

“Related Person” shall mean, as to Borrower or any of its Subsidiaries, (a) a Person that directly or indirectly holds any Equity Securities of Borrower or its Subsidiaries or their respective Subsidiaries or Affiliates, and (b) a Person whose Equity Securities (or any portion thereof) are held directly or indirectly by a Person who also directly or indirectly holds any of the Equity Securities of Borrower or its Subsidiaries or any of their respective Subsidiaries or Affiliates; provided that neither (i) those Persons who hold less than ten percent (10%) of the Equity Securities of Par Petroleum Corporation, a Delaware corporation, and who are not otherwise an Affiliate of the Borrower or any of its Subsidiaries (“Nominal Par Shareholders”), nor (ii) any other Persons (excluding Par Petroleum Corporation and its Subsidiaries and Affiliates) in which Nominal Par Shareholders (but not a Related Person) directly or indirectly hold Equity Securities as described in preceding clause (b), shall be considered a “Related Person”.

2. Section 5.02(j) of the Credit Agreement is hereby amended in its entirety to read as follows:

(j) Transactions With Related Persons or Affiliates. Except as set forth on Schedule 5.02(i), neither Borrower nor any of its Subsidiaries shall enter into any Contractual Obligation with any Related Person or Affiliate or engage in any other transaction with any Related Person or Affiliate (including without limitation the purchase of fuel from Hawaii Independent Energy, LLC) other than in the ordinary course of business and in all material respects upon terms at least as favorable to Borrower or such Subsidiary as could be obtained in an arm’s length transaction with unaffiliated and unrelated Persons. In addition, except for the obligation to pay Hawaii Independent Energy, LLC for fuel that has been delivered to Borrower or its Subsidiaries pursuant to transactions of the type described above, which purchase obligations may be in excess of $1,000,000 at any time, Borrower and its Subsidiaries shall not engage in any transactions with Related Persons or Affiliates in an amount outstanding on the consolidated balance sheet at any time in excess of $1,000,000.00. In no event may Borrower or any of its Subsidiaries prepay to a Related Person or Affiliate the cost of fuel not delivered.

3. A new Section 5.02(l) is hereby added to the Credit Agreement to read as follows:

(l) Separate Identity. Neither Borrower nor any of its Subsidiaries shall fail to correct any known misunderstandings of any Person regarding the separate identity of Borrower or its Subsidiaries, or fail either to hold itself out to the public as a legal entity separate and distinct from any other Person, or fail to conduct its business solely in its own name in order not (i) to mislead any other Person as to the entity with which such other Person is transacting business, or (ii) to suggest that Borrower or any of its Subsidiaries is responsible for the debts of any other Person (including any of its Affiliates or Related Persons).

4. Solely for purposes of the calculation of Fixed Charges for calendar years 2014 and 2015, a cash distribution of up to $7,500,000.00 made by Borrower to Holdings on March 30, 2015 shall be treated as having been made as a cash distribution in the fourth quarter of 2014.

5. The parties hereto further agree as follows:

a. Nothing in this Amendment shall be construed or deemed to affect or jeopardize the enforceability of the Credit Documents, nor to affect or jeopardize the liens or obligations created thereunder.

b. Except as specifically amended hereby, all other terms, conditions, and provisions contained in the Credit Agreement shall remain in full force and effect and unchanged.

c. Borrower represents to each Lender and the Agent that it has full power to undertake the modification of the Credit Agreement as provided in this Amendment and the person executing and delivering this Amendment on its behalf has full power to execute and deliver this Amendment on behalf of Borrower

d. This Amendment is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

e. The parties hereto agree that this Amendment may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or same counterparts. For all purposes, including, without limitation, delivery of this Amendment, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

[Signature page follows]

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have caused this First Amendment to Credit Agreement to be executed as of the day and year first above written.

BANK OF HAWAII, as Agent

By	/s/ Roderick Peroff
Name:
Tittle:

BANK OF HAWAII, as Lender

By	/s/ Roderick Peroff
Name:
Title:

AMERICAN SAVINGS BANK, F.S.B., as Lender

By	/s/ Edward Chin
Edward Chin, First Vice President

CENTRAL PACIFIC BANK, as Lender

By	/s/ Michael Militar
Name: Michael Militar
Title: Vice President

HIE RETAIL, LLC, as Borrower

By	/s/ Geoffrey Beal
Name: Geoffrey Beal
Title: Vice President and Treasurer